As filed with the Securities and Exchange Commission on June 23, 2009.

Registration No. 333-_______
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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BROOKDALE SENIOR LIVING INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3068069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Westwood Place, Suite 200 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

BROOKDALE SENIOR LIVING INC. OMNIBUS STOCK INCENTIVE PLAN
(Full title of the plan)

T. Andrew Smith, Esq.
Executive Vice President, General Counsel and Secretary
111 Westwood Place, Suite 200
Brentwood, Tennessee  37027
(Name and address of agent for service)

(615) 221-2250
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	6,400,000 shares	$9.955	$63,712,000	$3,556

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the registrant’s Common Stock as reported on the New York Stock Exchange on June 18, 2009.

EXPLANATORY NOTE

This registration statement registers an additional 6,400,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Brookdale Senior Living Inc. (the “Company”) that may be issued and sold under the Brookdale Senior Living Inc. Omnibus Stock Incentive Plan (as amended and restated, the “Plan”).  This registration of 6,400,000 shares of Common Stock will increase the number of shares reserved for issuance under the Plan to 12,100,000.  As permitted by General Instruction E to Form S-8, the contents of the Company’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2005 (No. 333-129877), June 14, 2006 (No. 333-129877) and June 26, 2008 (No. 333-151969) are incorporated herein by reference and made a part hereof.

On April 8, 2009, the Company’s Board of Directors approved an amendment to the Plan to, among other things, reserve an additional 6,000,000 shares of Common Stock for issuance thereunder.  The amendment was approved by the Company’s stockholders on June 23, 2009.

In addition, the number of shares of Common Stock of the Company available for delivery under the Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company commencing with the fiscal year beginning on or about January 1, 2006 by a number of shares equal to the lesser of (i) 400,000 shares of Common Stock or (ii) 2% of the number of outstanding shares of Common Stock.  This registration statement registers the 400,000 additional shares of Common Stock resulting from the automatic annual increase that occurred on January 1, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC are hereby incorporated by reference in this registration statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(b)	Amendment No. 1 on Form 10-K/A to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(c)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

(d)	The Company’s Current Reports on Form 8-K filed with the SEC on January 29, 2009, March 2, 2009, May 7, 2009, June 2, 2009, June 3, 2009 and June 23, 2009; and

(e)
The description of the Common Stock contained in the Registration Statement on Form 8-A dated October 11, 2005, filed with the SEC by the Company to register such securities under the Securities Exchange Act of 1934, as amended, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

Information furnished under Items 2.02 and 7.01 of the Company’s Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of Common Stock offered hereby has been passed upon for the Company by T. Andrew Smith, Executive Vice President, General Counsel and Secretary of the Company.  Mr. Smith is employed by the Company and is eligible to participate in the Plan.  As of June 22, 2009, Mr. Smith beneficially owned 147,577 shares of Common Stock, including unvested restricted shares of Common Stock previously granted to him under the Plan.

Item 8.	Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2006).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 20, 2007).

4.3	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (No. 333-127372) filed on November 7, 2005).

4.4
Stockholders Agreement, dated as of November 28, 2005, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Fortress Brookdale Acquisition LLC, Fortress Investment Trust II and Health Partners (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed on March 31, 2006).

4.5
Amendment No. 1 to Stockholders Agreement, dated as of July 25, 2006, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Fortress Registered Investment Trust, Fortress Brookdale Investment Fund LLC, FRIT Holdings LLC, and FIT Holdings LLC (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2006).

5.1	Opinion of T. Andrew Smith, Executive Vice President, General Counsel and Secretary of Brookdale Senior Living Inc.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of T. Andrew Smith (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages hereto).

99.1
Brookdale Senior Living Inc. Omnibus Stock Incentive Plan, as amended and restated effective June 23, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 23, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 23rd day of June, 2009.

BROOKDALE SENIOR LIVING INC.

By:	/s/ W.E. Sheriff
Name:	W.E. Sheriff
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Brookdale Senior Living Inc., a Delaware corporation, hereby constitutes and appoints W.E. Sheriff and T. Andrew Smith and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Wesley R. Edens	Chairman of the Board	June 23, 2009
Wesley R. Edens

/s/ W.E. Sheriff	Chief Executive Officer	June 23, 2009
W.E. Sheriff	(Principal Executive Officer)

/s/ Mark W. Ohlendorf	Co-President and Chief Financial Officer	June 23, 2009
Mark W. Ohlendorf	(Principal Financial and Accounting
Officer)

/s/ Frank M. Bumstead	Director	June 23, 2009
Frank M. Bumstead

/s/ Jackie M. Clegg	Director	June 23, 2009
Jackie M. Clegg

/s/ Tobia Ippolito	Director	June 23, 2009
Tobia Ippolito

/s/ Jeffrey R. Leeds	Director	June 23, 2009
Jeffrey R. Leeds

/s/ Mark J. Schulte	Director	June 23, 2009
Mark J. Schulte

	Director	June 23, 2009
James R. Seward

/s/ Samuel Waxman	Director	June 23, 2009
Samuel Waxman

EXHIBIT INDEX

       Exhibit No.                                                                           Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2006).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 20, 2007).

4.3	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (No. 333-127372) filed on November 7, 2005).

4.4
Stockholders Agreement, dated as of November 28, 2005, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Fortress Brookdale Acquisition LLC, Fortress Investment Trust II and Health Partners (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed on March 31, 2006).

4.5
Amendment No. 1 to Stockholders Agreement, dated as of July 25, 2006, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Fortress Registered Investment Trust, Fortress Brookdale Investment Fund LLC, FRIT Holdings LLC, and FIT Holdings LLC (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2006).

5.1	Opinion of T. Andrew Smith, Executive Vice President, General Counsel and Secretary of Brookdale Senior Living Inc.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of T. Andrew Smith (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages hereto).

99.1
Brookdale Senior Living Inc. Omnibus Stock Incentive Plan, as amended and restated effective June 23, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 23, 2009).